EXHIBIT 4.3

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of October 30, 2013 (this “Supplemental Indenture”), to the Indenture, dated as of October 21, 2009, as supplemented to date, among Calpine Corporation, a Delaware corporation (“Calpine” or the “Company”), each of the guarantors party to the Indenture (as defined below) (the “Guarantors”) and Wilmington Trust Company, as Trustee (the “Trustee”) (as so supplemented, the “Indenture”).

WHEREAS, Calpine has issued its 7.25% Senior Secured Notes due 2017 (the “Notes”) pursuant to the Indenture; and

WHEREAS, Calpine has offered to purchase for cash any and all of the outstanding Notes pursuant to the Offer to Purchase (as defined below) (the “Offer”); and

WHEREAS, in connection with the Offer, Calpine has requested that Holders of the Notes deliver their consents (the “Consent Solicitation”) with respect to the amendments set forth in Article II hereof (collectively, the “Amendments”); and

WHEREAS, Section 9.02 of the Indenture provides that Calpine, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, supplement the Indenture; and

WHEREAS, in connection with the Consent Solicitation, the Holders of a majority in aggregate principal amount of the outstanding Notes have duly consented to the Amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or performed.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Indenture has the meaning assigned to such term in the Indenture. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Indenture” and each other similar reference contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as amended hereby.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments.

(a) Section 1.01 of the Indenture is hereby amended by adding the following definitions:

“Offer to Purchase” shall mean that that certain Offer to Purchase and Consent Solicitation Statement dated October 17, 2013.

“Tender Offer” shall mean the Company’s offer to purchase for cash any and all of the outstanding Notes and the concurrent solicitation of consents to certain proposed amendments to this Indenture.

(b) The following sections or clauses of the Indenture and all references thereto are hereby deleted in their entirety:

•	Section 4.03 “Reports”;

•	Section 4.04 “Compliance Certificate”;

•	Section 4.05 “Taxes”;

•	Section 4.06 “Stay, Extension and Usury Laws”;

•	Section 4.07 “Incurrence of Indebtedness”;

•	Section 4.08 “Limitation on Secured Commodity Hedging”;

•	Section 4.09 “Liens”;

•	Section 4.11 “Offer to Repurchase Upon Change of Control Triggering Event”;

•	Section 4.12 “Limitation on Sale and Leaseback Transactions”;

•	Section 4.13 “Additional Note Guarantees”;

•	Section 4.14 “Further Assurances; Insurance”;

•	Section 4.15 “After-Acquired Collateral”;

•	clause (3) of paragraph (a) of Section 5.1 “Merger, Consolidation, or Sale of Assets”; and

•	paragraphs (3) (solely with respect to Section 4.11), (4), (5), (6), (8), (9) and (10) of Section 6.01 “Events of Default.”

(c) Section 12.01 of the Indenture is hereby amended to add the following as the second paragraph thereof:

“Notwithstanding the preceding paragraph, upon the occurrence of any settlement date for Notes validly tendered and not validly withdrawn pursuant to the Tender Offer (“Tendered Notes”), the Trustee shall release to the Company from the funds deposited with the Trustee pursuant to clause (1)(b) above an amount equal to the aggregate Tender Price (as defined below); provided that the Trustee shall have received (a) an Officers’ Certificate directing such release and stating the principal amount of the Tendered Notes and the aggregate price to be paid for the Tendered Notes pursuant to the Tender Offer, including any accrued and unpaid interest (the “Tender Price”), and (b) a copy of the Offer to Purchase; provided, further, that immediately after such release, the Company shall certify to the Trustee that the amount remaining of the funds deposited with the Trustee pursuant to clause (1)(b) above shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, after giving effect to the payment for the Tendered Notes pursuant to the Tender Offer.”

(d) Pursuant to Section 10.03 of the Indenture, the Collateral Agent’s Liens upon the Collateral will no longer secure the Notes and the Note Guarantees or any other obligations under the Indenture, and the right of the Holders to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral are hereby terminated and discharged.

Section 2.02. Definitions; References. Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 2.01 hereof. To the extent any Article, Section, definition or paragraph of the Indenture has been deleted from the Indenture pursuant to Article 2 of this Supplemental Indenture, any reference in any provision of the Indenture or any Note to such Article, Section, definition or paragraph shall be disregarded in, and be deemed eliminated from, such provisions.

ARTICLE 3

EFFECT; EFFECTIVENESS; RATIFICATION

Section 3.01. Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

Section 3.02. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the Amendments shall become operative only at such time when a majority in aggregate principal amount of the outstanding Notes are purchased by the Company pursuant to the Offer and Consent Solicitation.

Section 3.03. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as, and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE 4

MISCELLANEOUS PROVISIONS

Section 4.01. Concerning the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of Calpine and the Guarantors, and not of the Trustee.

Section 4.02. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 4.03. Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.04. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf
Title: Chief Financial Officer of Calpine Corporation

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf
Title: Chief Financial Officer of each of the Guarantors listed on Annex-A-1 hereto

By:	/s/ HETHER BENJAMIN BROWN
Name: Hether Benjamin Brown
Title: Vice President of each of the Guarantors listed on Annex A-2 hereto

ANNEX A-1 to

Signature Page to

Fifth Supplemental Indenture

Guarantor

Anacapa Land Company, LLC

Anderson Springs Energy Company

Auburndale Peaker Energy Center, LLC

Aviation Funding Corp.

Baytown Energy Center, LLC

Bellingham Cogen, Inc.

CalGen Expansion Company, LLC

CalGen Finance Corp.

CalGen Project Equipment Finance Company Three, LLC

Calpine Administrative Services Company, Inc.

Calpine Auburndale Holdings, LLC

Calpine Bethlehem, LLC

Calpine c*Power, Inc.

Calpine CalGen Holdings, Inc.

Calpine California Holdings, Inc.

Calpine Calistoga Holdings, LLC

Calpine CCFC Holdings, Inc.

Calpine Central Texas GP, Inc.

Calpine Central, Inc.

Calpine Central-Texas, Inc.

Calpine Cogeneration Corporation

Calpine Eastern Corporation

Calpine Edinburg, Inc.

Calpine Energy Services GP, LLC

Calpine Energy Services LP, LLC

Calpine Energy Services, L.P.

Calpine Fuels Corporation

Calpine Generating Company, LLC

Calpine Geysers Company, L.P.

Calpine Gilroy 1, Inc.

Calpine Gilroy 2, Inc.

Calpine Global Services Company, Inc.

Calpine Hidalgo Energy Center, L.P.

Calpine Hidalgo Holdings, Inc.

Calpine Hidalgo, Inc.

Calpine Jupiter, LLC

Calpine Kennedy Operators, Inc.

Calpine KIA, Inc.

Calpine King City, Inc.

Calpine King City, LLC

Calpine Leasing Inc.

Calpine Long Island, Inc.

Calpine Magic Valley Pipeline, Inc.

Calpine Mid-Atlantic Energy, LLC

Calpine Mid-Atlantic Generation, LLC

Calpine Mid-Atlantic Marketing, LLC

Calpine MVP, Inc.

Calpine Newark, LLC

Calpine New Jersey Generation, LLC

Calpine Northbrook Holdings Corporation

Calpine Northbrook Investors, LLC

Calpine Northbrook Project Holdings, LLC

Calpine Oneta Power, LLC

Calpine Operations Management Company, Inc.

Calpine Power Company

Calpine Power Management, LLC

Calpine Power, Inc.

Calpine PowerAmerica, LLC

Calpine PowerAmerica-CA, LLC

Calpine PowerAmerica-ME, LLC

Calpine Project Holdings, Inc.

Calpine Pryor, Inc.

Calpine Rumford I, Inc.

Calpine Rumford, Inc.

Calpine Schuylkill, Inc.

Calpine Solar, LLC

Calpine Sonoran Pipeline, LLC

Calpine Stony Brook, Inc.

Calpine Stony Brook Operators, Inc.

Calpine Sumas, Inc.

Calpine TCCL Holdings, Inc.

Calpine Texas Pipeline GP, Inc.

Calpine Texas Pipeline LP, Inc.

Calpine Texas Pipeline, L.P.

Calpine Tiverton I, Inc.

Calpine Tiverton, Inc.

Calpine University Power, Inc.

Calpine Vineland Solar, LLC

Carville Energy LLC

CES Marketing IX, LLC

CES Marketing V, LLC

CES Marketing X, LLC

Channel Energy Center, LLC

Clear Lake Cogeneration Limited Partnership

Columbia Energy LLC

Corpus Christi Cogeneration LLC

CPN 3rd Turbine, Inc.

CPN Acadia, Inc.

CPN Cascade, Inc.

CPN Clear Lake, Inc.

CPN East Fuels, LLC

CPN Pipeline Company

CPN Pryor Funding Corporation

CPN Telephone Flat, Inc.

Decatur Energy Center, LLC

Deer Park Energy Center LLC

Deer Park Holdings, LLC

Delta Energy Center, LLC

Fontana Energy Center, LLC

Freestone Power Generation, LLC

GEC Bethpage Inc.

Geysers Power Company, LLC

Geysers Power I Company

Hillabee Energy Center, LLC

Idlewild Fuel Management Corp.

JMC Bethpage, Inc.

Los Medanos Energy Center LLC

Magic Valley Pipeline, L.P.

Metcalf Energy Center, LLC

Metcalf Holdings, LLC

Mobile Energy L L C

Modoc Power, Inc.

Morgan Energy Center, LLC

Northwest Cogeneration, Inc.

NTC Five, Inc.

Pastoria Energy Center, LLC

Pastoria Energy Facility L.L.C.

Pine Bluff Energy, LLC

RockGen Energy LLC

Rumford Power Associates Limited Partnership

Santa Rosa Energy Center, LLC

South Point Energy Center, LLC

South Point Holdings, LLC

Stony Brook Cogeneration Inc.

Stony Brook Fuel Management Corp.

Sutter Dryers, Inc.

Texas City Cogeneration, LLC

Texas Cogeneration Five, Inc.

Texas Cogeneration One Company

Thermal Power Company

Tiverton Power Associates Limited Partnership

Zion Energy LLC

ANNEX A-2 to

Signature Page to

Fifth Supplemental Indenture

Guarantor

Calpine Construction Management Company, Inc.

Calpine Mid-Atlantic Operating, LLC

Calpine Operating Services Company, Inc.

Calpine Power Services, Inc.

Thomassen Turbine Systems America, Inc.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ PRITAL K. PATEL
Name: Prital K. Patel
Title: Assistant Vice President